                                                                  EXHIBIT 3.1.15

                                   COVER SHEET

                    AMKOR TECHNOLOGY PHILIPPINES (P1/P2) INC.
                    -----------------------------------------
                              (COMPANY'S FULL NAME)

                     NSC COMPOUND, KM-22, EAST SERVICE ROAD
                       SOUTH SUPERHIGHWAY, MUNTINLUPA CITY
                       -----------------------------------
               (COMPANY'S ADDRESS: NO. STREET CITY/TOWN/PROVINCE)

                                 8507336/8507000
                                 ---------------
                          (COMPANY'S TELEPHONE NUMBER)

                                                                 FIRST WEDNESDAY
     DECEMBER 31                                                    OF MARCH
--------------------                                            ----------------
(FISCAL YEAR ENDING)                                            (ANNUAL MEETING)
    (MONTH & DAY)

                            CHANGE OF CORPORATE NAME
                            ------------------------
                                   (FORM TYPE)

                      -------------------------------------
                      (AMENDMENT DESIGNATION IF APPLICABLE)

                  --------------------------------------------
                        (SECONDARY LICENSE TYPE, IF ANY)

                                                               -----------------
                                                                      LCU

--------------------------------                               -----------------
Cashier                                                               DTU

                                                                     69355
                                                               -----------------
                                                                S.E.C. Reg. No.

--------------------------------                               -----------------
Central Receiving Unit                                            File Number

                                                               -----------------
                                                                 Document I.D.

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                       AMKOR TECHNOLOGY PHILIPPINES, INC.
              [FORMERLY AMKOR TECHNOLOGY PHILIPPINES (P1/P2) INC.]

      KNOW ALL MEN BY THESE PRESENTS:

      That we, all of legal age, and residents of the Philippines, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the Republic of the Philippines.

      AND WE DO HEREBY CERTIFY:

      FIRST - that the name of said corporation shall be:

                       AMKOR TECHNOLOGY PHILIPPINES. INC.
                       ----------------------------------
            (AS AMENDED BY THE MAJORITY OF THE BOARD OF DIRECTORS AND
           STOCKHOLDERS REPRESENTING MORE THAN 2/3 OF THE OUTSTANDING
                CAPITAL STOCK OF THE COMPANY ON JANUARY 29, 2002

      SECOND - That the purposes for which this corporation is formed are:

PRIMARY PURPOSE

      To engage in, conduct, and operate the business of manufacturing, assembling, processing, exporting, buying and selling semiconductor products and components, and in connection therewith, to the extent permitted by law, to acquire, construct, lease, own and maintain, factories, machinery, equipment, appliances, airplanes, ships, lighters, docks, piers, warehouses, storage and shipping facilities, lands, buildings, structures and works of all kinds, and for other purposes incidental to any of its business.

SECONDARY PURPOSES

      1. To engage in the manufacture and production of all kinds of goods, wares, products and merchandise in general; and in general, to carry on and undertake any business transactions or operation commonly or normally carried on by a manufacturer.

      2. To carry on the business of importers and exporters as principals, factors, representatives, agents or commission merchants, in respect of buying, setting and dealing in any and all kinds of goods, wares, products of all classes and description.

      3. To own, apply for, obtain, register, buy, sell, hold, use, lease or otherwise acquire and to the extent authorized by law, to hold, use, own, operate, develop and introduce, sell, assign and deal in patents, patent rights, trade marks, trade names, brands, distinctive marks, inventions, designs, improvements and processes and all privileges, rights, titles and interests pertaining thereto.

      4. To purchase, hold, convey, sell, lease, let, mortgage, encumber, and otherwise deal with any and all kinds of real and personal property, including but not limited to, lands, buildings, machinery, tools, trade marks, trade names, patents, licenses, concessions, copyrights, stocks, bonds, notes, securities or other obligations of any association or corporation, domestic or foreign, and any other interest in real or personal property as may be necessary or convenient for the business of the corporation.

      5. To the extent permitted by law, to hold, purchase or otherwise acquire, or be interested in all or any and to sell, barter, exchange, assign, pledge, or otherwise dispose of, shares of the capital stock, bonds, notes, securities or other evidence of indebtedness issued or created by any corporation, whether foreign or domestic, and whether now or hereafter organized, and while the holder of any such shares of stock to exercise all rights and privileges or ownership including the rights to vote thereon, to the same extent as a juridical person might or could do.

      6. To issue shares of the capital stock and/or obligations of the corporation and/or options for the purchase of either thereof in payment for property acquired by the corporation or for the services rendered to the corporation or for any other objects in and about its business, and to purchase, hold, sell, transfer, accept as security for loans and deal generally in shares of its capital stock and its obligations in every lawful manner.

      7. To the extent permitted by law, to purchase or otherwise acquire the whole or any part of the property, assets, business, goodwill and rights of any person, firm, association or corporation engaged in any business or enterprises which may lawfully be undertaken by the corporation, and to pay for the same in cash and/or other properties owned by this corporation and/or shares of the capital stock and/or obligations of the corporation or otherwise, and/or by undertaking and assuming the whole or any part of the indebtedness and obligations of the transferor, and to hold or in manner dispose of the whole or any part of the property and assets so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business.

      8. To borrow money and to incur indebtedness, without limit as to the amount, and to issue bonds, debentures stocks, warrants, notes or other obligations therefore, and to secure the same by any lien, charge, grant, pledge, deed of trust or mortgage of the whole or any part of the real and/or personal property of the corporation then owned and/or thereafter to be acquired, and/or to issue bonds, debentures, debenture stock, warrants, notes, or other obligations without any such security.

      9. To draw, make, accept, endorse, guarantee, execute and issue promissory notes, bills of exchange, drafts, warrants of all kinds, obligations and certificates and negotiable or transferable instruments, with or without security, and to guarantee the debts or obligations of others, and provide security on bonds of others; provided, however, that nothing herein shall be deemed to authorize the corporation to engage in the banking surety or bonding business.

      10. To grant, bargain, sell, convey, transfer, assign, set over and/or deliver to any other corporation, whether formed for that purpose or otherwise, whether organized under the laws of the Republic of the Philippines, or otherwise, and whether or not owning other property; all or substantially all of the assets of this Corporation; for cash and/or other property and/or shares of the capital stock and/ or securities of such other corporation and/or assumption of all or any part of the indebtedness and obligations of this corporation and in connection with any such transaction to enter into agreements with such other corporation or others.

      11. To carry out any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the foregoing purposes and powers, or calculated directly or indirectly to promote the interests of the corporation or to enhance the value of its properties, and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the laws of the Republic of the Philippines.

      12. The foregoing clauses shall be considered as purposes and powers and the matters expressed in each clause or any part of any clause shall be in no wise limited by reference to or inference from any other clause or any part of the same clause but shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general purposes and powers of the corporation nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed. Likewise, the purposes and powers specified in each of the foregoing clauses shall not be regarded in any manner as a limitation of the powers granted or allowed to and exercisable by this corporation under the Corporation Law of the Philippines.

      THIRD - The principal offices of the corporation shall be located in Muntinlupa, Metro Manila, Philippines, and branch offices at such other places as the Board of Directors may, from time to time determine or fix.

      FOURTH - The term for which this corporation is to exist is fifty (50) years from and after the date of incorporation.

      FIFTH - The names, nationalities and addresses of the incorporators of said corporation are as follows:

        NAME           NATIONALITY                                 ADDRESS
--------------------   -----------   -----------------------------------------------------------------
J. Pacis Flores          Filipino    43 East Drive, Marikina Heights, Marikina, Rizal
Augusto S. San Pedro       -do-      88 Whitefields, White Plains, Quezon City
Saklolo A. Leano           -do-      2736 M. Natividad St. Sta. Cruz, Manila
Hector A. Martinez         -do-      8055-B Estrella Avenue, San Antonio Village, Makati, Metro Manila
Cesar P. Manalaysay        -do-      58 Speaker Eugenio Perez, Quezon City

      SIXTH - The number of directors of this corporation shall be five (5) and the names of the directors who are to serve until their successors and qualified as provided by the By-Laws of said corporation are as follows:

        NAME           NATIONALITY                                      ADDRESS
--------------------   -----------   -----------------------------------------------------------------
J. Pacis Flores          Filipino    43 East Drive, Marikina Heights, Marikina, Rizal
Augusto S. San Pedro       -do-      88 Whitefields, White Plains, Quezon City
Saklolo A. Leano           -do-      2736 M. Natividad St. Sta. Cruz, Manila
Hector A. Martinez         -do-      8055-B Estrella Avenue, San Antonio Village, Makati, Metro Manila
Cesar P. Manalaysay        -do-      58 Speaker Eugenio Perez, Quezon City

      SEVENTH - The capital stock of this Corporation is ONE HUNDRED FIFTY THREE-MILLION FIVE HUNDRED THOUSAND PESOS (P153,500,000.00) Philippine Currency, and said capital stock is divided into EIGHTY EIGHT MILLION (88,000,000) shares of the common stock with the par value of ONE PESO (P1.00) per share and SIXTY FIVE

      MILLION FIVE HUNDRED THOUSAND (65,500,000) shares of preferred stock with the par value of ONE PESO (P1.00) per share.

      The preferred stocks may be issued from time to time in one or more series as the Board of Directors may determine, and authority is hereby expressly granted to the Board of Directors to establish and designate each particular series of Preferred Stocks, and to fix the number of shares to be included in each of such series, and to determine the cash dividend rate or amount and the price, period and manner of redemption of shares for each of such series. To the extent not set forth in this Article Seventh, the specific terms and restrictions of each series of Preferred Stocks shall be specified in such resolution(s) as may be adopted by the Board of Directors prior to the issue of each of such series ("the Enabling Resolutions") which resolution(s) shall be filed with the Securities and Exchange Commission and thereupon be deemed a part of these Articles of Incorporation.

      The holders of Preferred Stocks of each and any series shall be entitled to receive, as and when declared by the Board of Directors, cash dividends at such rate or amount and payment period as may be fixed in the Enabling Resolutions for such series. Such dividends shall be cumulative from and after the due date thereof, whether or not in any period the amount thereof is covered by available retained earnings. No dividends shall be declared or paid on the common shares unless full cumulative dividends and all series of Preferred Stocks for current dividend period shall have been declared and/or paid by the Corporation. The holders of Preferred Stocks of any series shall not be entitled to any participation or share in the retained earnings remaining after dividend payments shall have been made on the Preferred Stocks.

      The holders of Preferred Stocks shall not be entitled to vote except in those cases expressly provided by law and as otherwise allowed under the Enabling Resolutions.

      The holders of Preferred Stock shall have no pre-emptive right to subscribe for or purchase any shares of any class.

      Preferred Stocks shall not be convertible to any other class of shares, but shall be convertible to debt as shall be set forth in the Enabling Resolutions.

      In the event of liquidation, dissolution, bankruptcy or winding up of the affairs of the Corporation, except in cases of merger or consolidation, the holders of Preferred Stocks shall be entitled to be paid in full or ratably insofar as assets of the Corporation will permit, Twenty-Six Pesos (P26.00) for each share held plus all unpaid accumulative dividends up to the then current dividend period, before any assets of the Corporation shall be paid or distributed to the holders of the common shares.

      If at anytime during the period of the existence of this corporation a stockholder desires to sell any of his shares of stock, he must first offer them for sale to the remaining stockholders, it being the intention hereof to give them preference in the purchase of the same. For that purpose, a stockholder desiring to sell his stock shall file a notice in writing of his intention to the Secretary of the Corporation stating prices and terms of sale. If at the expiration of thirty (30) days from service of notice no stockholder has purchased the shares while he is offering to sell, the said stockholder shall then have the right to sell his share to whoever will purchase the same for the same sum and the same price for which they were offered to his fellow stockholders. If the price offered by a third party proves to be less than the price originally stated by the stockholder, the stockholder must file with the Secretary of the Corporation another statement under oath announcing the price offered to him by the third party, and during the next thirty (30) days after service of said notice the remaining stockholders shall have the option to purchase the shares for the same price and terms. Any sale or transfer in violation of this provision shall be null and void. This condition shall appear or be referred to in the stock certificates.

      The right of First refusal above shall not apply to sales or transfers of nominal qualifying shares registered in the names of nominees of existing stockholders to qualify them as directors of the corporation and to sales or transfers to its subsidiaries and affiliates. The term "subsidiary" shall mean a corporation in which an existing stockholder owns, directly or indirectly, more than fifty percent (50%) of the voting stock. An "affiliate" shall mean a corporation of which fifty percent (50%) or more of the voting stock is owned, directly or indirectly, by a corporation which owns, directly or indirectly, fifty percent (50%) or more of the voting stock of a corporation which is a stockholder of the Corporation.

      EIGHT - The capital stock actually subscribed is TWENTY THOUSAND PESOS (P20,000.00) Philippine Currency, and the following persons have subscribed for the number of shares and the amount of capital stock set out after their respective name:

                                                        AMOUNT OF CAPITAL
        NAME           NATIONALITY   NUMBER OF SHARES   STOCK SUBSCRIBED
--------------------   -----------   ----------------   -----------------

J. Pacis Flores          Filipino          4,000           P 4,000.00
Augusto S. San Pedro       -do-            4,000             4,000.00
Saklolo A. Leano           -do-            4,000             4,000.00
Hector A. Martinez         -do-            4,000             4,000.00
                                          ------           ----------
                           TOTAL          20,000           P20,000.00
                                          ======           ==========

      NINTH - The following persons have paid on the shares of the capital stock for which they have subscribed the amounts set out after their respective names:

        NAME             AMOUNT PAID ON SUBSCRIPTION
--------------------     ---------------------------
J. Pacis Flores                   P1,000.00
Augusto S. San Pedro               1,000.00
Saklolo A. Leano                   1,000.00
Hector A Martinez                  1,000.00
Cesar P. Manalaysay                1,000.00
                                  ---------
                                  P5,000.00
                                  =========

      TENTH - That HECTOR A. MARTINEZ has been elected by the subscribers as Treasurer of the corporation to act as such until his successor is duly elected and qualified in accordance with the By-Laws, and as such Treasurer he has been authorized to receive for the corporation and receipt in its name for all subscription paid in by subscribers

      IN WITNESS WHEREOF, we have hereunto set our hands at Makati, Rizal, Philippines, on this 16th day of August, 1976.

                                     /s/ J. PACIS FLORES
                                     -------------------------------------------

                                     /s/ J. PACIS FLORES
                                     -------------------------------------------
                                     J. PACIS FLORES

                                     /s/ AUGUSTO S. SAN PEDRO
                                     -------------------------------------------
                                     AUGUSTO S. SAN PEDRO

                                     /s/ SAKLOLO A. LEANO
                                     -------------------------------------------
                                     SAKLOLO A. LEANO

                                     /s/ HECTOR A. MARTINEZ
                                     -------------------------------------------
                                     HECTOR A. MARTINEZ

                                     /s/ CESAR P. MANALAYSAY
                                     -------------------------------------------
                                     CESAR P. MANALAYSAY

IN THE PRESENCE OF

/s/
______________________________

WITNESS

/s/
______________________________

WITNESS

REPUBLIC OF THE PHILIPPINES)
PROVINCE OF RIZAL) S.S.
MAKATI, METRO MANILA)

      BEFORE ME, the undersigned Notary Public in and for the Province of Rizal, Philippines, on this 16th day of August, 1976, appeared the following persons exhibiting to me their respective Residence Certificates, to wit:

        NAME           RES CERT. NO.    PLACE/DATE OF ISSUE
--------------------   -------------   --------------------
J. Pacis Flores          A-1641518     Makati, Rizal/1.2.76
Augusto S. San Pedro     A-1641529     Makati, Rizal/1.2.76
Saklolo A Leano          A-1641507     Makati, Rizal/1.2.76
Hector A, Martinez       A-1641534     Makati, Rizal/1.2.76
Cesar P. Manalaysay      A-3915148     Makati, Rizal/1.2.76

all of whom are known to me and to me known to be the same persons who executed the foregoing instrument and they acknowledged to me that they executed the same freely and voluntarily.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at the place and on the date first hereinabove written.

                                     /s/ ARTURO D. BRION
                                     -------------------------------------------
                                     ARTURO D. BRION
                                     Notary Public
                                     Until December 31, 1976
                                     PTR No. 4710399, January 16, 1976
                                     Makati, Metro Manila

Doc No. 308
Page No. 63
Book No. II
Series of 1976

                        AMKOR TECHNOLOGY PHILIPPINES, INC
              [FORMERLY AMKOR TECHNOLOGY PHILIPPINES (P1/P2) INC.]

                           CERTIFICATE OF AMENDMENT OF
                          THE ARTICLES OF INCORPORATION

      WE, the undersigned, being the Chairman, Corporate Secretary and majority of the Directors of AMKOR TECHNOLOGY PHILIPPINES (P1/P2) INC, hereby certify:

      That a Special Meeting of the Board of Directors of Amkor Technology Philippines (P1/P2) Inc, duly called and held on January 29, 2002, at which meeting a quorum was present and acted throughout, resolution was unanimously passed recommending the change in the corporate name of the Company from AMKOR TECHNOLOGY PHILIPPINES (P1/P2) INC. to AMKOR TECHNOLOGY PHILIPPINES INC., and to amend Article FIRST of the Amended Articles of Incorporation, as follows:

            The Chairman announced that in view of the ultimate merger of Amkor Technology Philippines (P3/P4) Inc., Anam/Amkor Precision Machine Company (Philippines), Inc. and Amkor Technology Philippines (P1/P2) Inc. with the latter as the surviving corporation, it is advisable to change the name of the Company from AMKOR TECHNOLOGY PHILIPPINES (P1/P2) INC. to AMKOR TECHNOLOGY PHILIPPINES, INC.

            On motion duly made and seconded, it was unanimously

            RESOLVED, that the name of the Company be changed from AMKOR TECHNOLOGY PHILIPPINES (P1/P2) INC. to AMKOR TECHNOLOGY PHILIPPINES, INC. and correspondingly, Article FIRST of the Amended Articles of Incorporation of the Company be further amended to read as follows:

            FIRST - .That the name of said corporation shall be:

                       AMKOR TECHNOLOGY PHILIPPINES, INC.

      and be it

            FURTHER RESOLVED, that a special meeting of the stockholders of the Company be and the same hereby is called immediately after the stockholders' meeting to take action on the amendment of the name of the Company to be held at the principal office of the Company; and be it

            FINALLY RESOLVED, that upon receipt of all corporate approvals on the amendment of the name of the Company, its proper officers be, and they hereby are, authorized and directed, to file with the Securities and Exchange Commission certificates necessary for the Amendment of the Articles of Incorporation.

      That at the special meeting of the stockholders duly called and held on January 29, 2002 immediately after the Board of Directors' Meeting at the principal office of the Company, at which meeting more than two-thirds (2/3) of the outstanding capital stock of the Company were present, in person or by proxy, the aforesaid action taken by the Board of Directors on January 29, 2002 was, by proper resolution, unanimously adopted, approved and confirmed and Article FIRST of the Articles of incorporation of the Company was amended, as follows

            RESOLVED, that the change of corporate name from AMKOR TECHNOLOGY PHILIPPINES (P1/P2) INC. to AMKOR TECHNOLOGY PHILIPPINES, INC. be and the same hereby is approved and that the amendment of Article FIRST of the Articles of Incorporation of the Company as follows:

            FIRST - That the name of the said corporation shall be:

                       AMKOR TECHNOLOGY PHILIPPINES, INC.

      be and the same hereby is approved, ratified and confirmed.

      That the attached Amended Articles of Incorporation is a true arid correct copy.

      IN WITNESS WHEREOF, we have hereunto set our hands this ___ day of _________ 2002 at Makati City.


/s/ ANTHONY MICHAEL PETRUCCI         /s/ DANNY D. FRANKLIN
--------------------------------     -------------------------------------------
ANTHONY MICHAEL PETRUCCI             DANNY D. FRANKLIN

/s/ LEONARDO P. LORETO               /s/ RENATO G. CALMA
--------------------------------     -------------------------------------------
LEONARDO P. LORETO                   RENATO G. CALMA

Countersigned:

/s/ RENATO G. CALMA
--------------------------------
RENATO G. CALMA
Corporate Secretary

      SUBSCRIBED AND SWORN to before me this 7th day of March 2002 at Makati City. Affiants exhibited to me their Community Tax Certificate No./Passport No. as follows:

                             CTC. NO./
          NAME             PASSPORT NO.     DATE/PLACE ISSUED
------------------------   ------------   --------------------
Anthony Michael Petrucci     016512258    4-19-2000/Washington
Danny D. Franklin            740153512    10-29-99/Manila
Leonardo P. Loreto            10447819    2-23-2002/Muntinlupa
Renato G. Calma               14528375    1-25-2002/Manila

                                     /s/ MARIA CECILIA A. FUENTES
                                     -------------------------------------------
                                     Notary Public
                                     MARIA CECILIA A. FUENTES
                                     NOTARY PUBLIC
                                     UNTIL DECEMBER 31, 2002
                                     PTR NO. 6724271
                                     ISSUED AT MAKATI CITY
                                     ISSUED ON JANUARY 04, 2002

Doc. No. 377
Page No. 76
Book No. II
Series of 2002

                                                                   April 1, 2002

THE CHAIRMAN
SECURITIES & EXCHANGE COMMISSION
EDSA, MANDALUYONG CITY

Madam:

      I, the undersigned representative and on behalf of the stockholders of AMKOR TECHNOLOGY PHILIPPINES, INC., hereby manifest our willingness to change its corporate name in the event another person, firm or entity has acquired a prior right to the use of said firm name or one deceptively or confusingly similar to it.

                                     Very truly yours,

                                     /s/ RENATO G. CALMA
                                     -------------------------------------------
                                     RENATO G. CALMA
                                     Corporate Secretary

                                     AMENDED
                                     BY-LAWS
                                       OF
                           AMKOR/ANAM PILIPINAS, INC.
                 (FORMERLY: ADVANCED MICRO DEVICES (PHILIPPINES

                                    EXHIBIT I

                                      STOCK

      1. Certificates of Stock shall be issued to each holder of fully paid stock in numerical order from the stock certificates book, and shall be signed by the President and the Secretary and sealed by the Secretary with the corporate seal. A record of path certificate issued shall be kept on the stub thereof and upon the stock register of the company.

      2. Transfers of Stock shall be made by endorsement of the certificate and delivery thereof, but shall not be effective and binding so far as the company is concerned until duly registered upon the books of the company, and before a new certificate is issued the old certificate must be entered for cancellation and cancelled upon the face thereof. The stock books of the company shall be closed for transfers during five days next preceding the date upon which dividends are declared payable and during such additional time as the Board of Directors may from time to time determine.

      3. The Unissued Stock of the company shall be offered for sale and sold in such quantities and at such times as the Board of Directors of the company may from time to time determine, and shall be sold upon such terms and for such prices (not less than par) as may be fixed in the resolution directing such sale.

      4. Treasury Stock of the company shall consist of such issued and outstanding stock of the company as may be donated to the company or otherwise acquired by it, and shall be held subject to disposal by the Board of Directors, except such stock as may be purchased by the corporation at sales of stock for unpaid subscription which may be disposed of by the stockholders by a majority vote of the remaining shares. Such stock shall neither vote nor participate in dividends while held by the company.

      5. Lost Certificates may be replaced whenever any person claiming a certificate of stock to be lost or destroyed shall make an affidavit to that fact and shall advertise the same in such manner as the Board of Directors may require, and shall give the company a bond of indemnity in the form and with the sureties satisfactory to the board in such sum as the Board shall deem reasonably necessary, in accordance with Republic Act No. 201. The new certificate shall be plainly marked as a duplicate certificate and shall otherwise be of the same tenor as the one alleged to be lost or destroyed.

                                   EXHIBIT II

                              STOCKHOLDERS' MEETING

      1. Annual Meeting of the stockholders of this corporation shall be held at the principal offices of the corporation in Muntinlupa, Metro Manila, Philippines, on the first Wednesday of March each year for the election of Directors and such other business as may properly come before said meeting. (As amended on March 1, 1995 by the Board of Directors and Stockholders).

      2. Special Meeting of the stockholders are to be held at the principal office of the corporation and may be called at any time by resolution of the Board of Directors or by order of the President, and must be called upon the written request of stockholders registered as the owner of one-third of the total outstanding.

      3. Notice of Meeting. Notice of regular meetings of stockholders is hereby waived. However, notice of meetings written or printed for every special meeting of the stockholders shall be prepared and mailed to the registered post office address of each stockholder not less than five (5) days prior to the date set for such meeting and shall state the object or objects of the same. No failure or irregularity of notice of any special meeting at which all the shareholders are present and voting without protest shall invalidate such meeting or any proceeding threat. (As amended on June 11, 1982).

      4. A Quorum at any meeting of the stockholders shall consist of a majority of the subscribed capital stock of the company represented in person or by proxy, and a majority of such quorum shall decide any question that may come before the meeting, save and except in those several matters in which the laws of the Philippines require the affirmative vote of a greater proportion.

      5. Proxies. Stockholders may vote at all meetings the number of shares registered in their respective names, either in person or by proxy duly given in writing and duly presented to the Secretary for inspection and record at or prior to the opening of said meeting. No proxy bearing a signature which is not legally acknowledged shall be recognized at any meeting unless such signature is known and recognized by the Secretary of the meeting.

      6. Election of Directors shall be held at the annual meeting of stockholders and shall be conducted in the manner provided by the Corporation Law of the Philippines, and with such formalities and machinery as the officer presiding at the meeting shall then and there determine and provide.

      7. Order of Business at the annual meeting and as far as possible at all other meetings of the stockholders shall be as follows:

         1.    Calling the roll

         2.    Secretary's proof of due notice of the meeting

         3.    Reading and disposal of any unapproved minutes

         4.    Reports of officers, annual and otherwise

         5.    Election of Directors

         6.    Unfinished business

         7.    New business

         8.    Adjournment

                                   EXHIBIT III

                                    DIRECTORS

      1. The Business and Property of the corporation shall be managed by a Board of five (5) Directors who shall be stockholders and who shall be elected annually by the stockholders and shall serve for the term of one (1) year and until their successors shall be elected and qualified. Any vacancies may be filled by the remaining members of the Board constituting a quorum, by a majority vote thereof and the Director or Directors so chosen shall serve for the unexpired term.

      2. The Organization Meetings of the Board of Directors shall be held without notice in Makati, Province of Rizal, immediately after the annual meeting of the stockholders at which meetings the officers of the Company for the ensuing year shall be elected.

      3. Regular Meetings. The Board of Directors may, by resolution, provide for regular meetings to be held, without notice, every month, every other month, or every third month, or at such other times between annual meetings as may be deemed advisable.

      4. Special Meetings of the Board of Directors shall be held in such place as may be designated in the call, and may be called at any time by the President or by any three members of the Board.

                         (As amended on June 11, 1982).

      5. Notices of Special Meetings shall be mailed or sent by cable by the Secretary to each member of the Board not less than two (2) days before any such meeting, and such notices shall state the objects and purposes thereof. No publication of the notice of any meeting in the public newspapers shall be required.

      6. Quorum. A quorum at any meeting of the Board of Directors shall consist of a majority of the entire membership of the Board. A majority of such quorum shall decide any question that may come before the meeting, save and except any such matter in which the laws of the Philippines may require the affirmative vote of a greater proportion of the members.

      7. Officers of the Company, as provided by these by-laws, shall be elected by the Board of Directors at their first meeting after the election of Directors. If any office becomes vacant during the year, the Board of Directors shall fill the same for the unexpired term. The Board of Directors shall fix the compensation of the officers and agents of the company.

      8. The Order of Business at any regular or special meeting of the Board of Directors shall be:

         1.    Calling the roll

         2.    Secretary's proof of due notice of the meeting

         3.    Reading and disposal of unapproved minutes

         4.    Reports of officers

         5.    Unfinished business

         6.    New business

         7.    Adjournment

                                   EXHIBIT IV

                                    OFFICERS

      1. The Officers of the Company shall consist of the Chairman of the Board, a Vice-Chairman, a President, one or more Vice-Presidents, General Manager, a Treasurer, an Assistant Treasurer, a Secretary, an Assistant Secretary. These officers shall be elected annually to hold office until their successors are elected and qualified. Any two offices may be held by the same person except the combination of President or Vice-President with Secretary or Assistant Secretary. The Board may choose or appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall also perform such duties and functions as may from time to time be delegated to him by the Board of Directors. The Vice Chairman of the Board shall perform the duties and functions of the Chairman of the Board in case of absence of the Chairman as well as such duties and functions as may from time to time be delegated to him by the Board of Directors.

      2. The President shall preside at all meetings of the stockholders; shall have general supervision of the affairs of the company; shall sign all certificates of stock and, as authorized by the Board of Directors, all contracts and other instruments of the company; shall make reports to the Directors and stockholders; shall see the resolutions of the Board of Directors duly executed and carried out, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

      3. The General Manager shall supervise and conduct the ordinary business of the corporation and shall perform such duties as may from time to time be assigned to him by the Board of Directors of the company.

      4. The Vice-Presidents. Each Vice-President shall have such powers, and shall perform such duties as may from time to time be assigned to him by the Board of Directors of the company. In the absence of the President, the Vice-President who may be designated by the Board of Directors shall act in his place and perform his duties.

      5. The Treasurer shall have the custoday of all moneys, securities and values of the company which come into his possession, and shall keep regular books of account. He shall deposit said moneys, securities and values of the company in such banking institutions an may be designated from time to time by the Board of Directors subject to the withdrawal therefrom upon checks or other written demands of the company which have been signed by such officer or officers, or employee or employees, of the company as may be authorized, from time to time, so to do, by resolution of the Board of Directors. He shall perform all other duties incident to his office and all that are properly required of him by the Board of Directors. He shall furnish bond conditioned upon the faithful performance of his duties, if and as required so to do by the Board of Directors, the amount of said bond to be determined and fixed by said board in such requirement.

      6. Assistant Treasurer. In the absence of the Treasurer, the Assistant Treasurer shall act in his place and perform such other duties as may from time to time be assigned to him by the Board of Directors of the company.

      7. The Secretary shall issue notices of all meetings of the Board of Directors and stockholders; shall keep their minutes; shall have charge of the seal and corporate books; shall sign with the President the certificates of stock and such other instruments as require such signature, and shall make such reports and perform such other duties as are incident to his office or are properly required of him by the Board of Directors.

      8. Assistant Secretary. In the absence of the Secretary, the Assistant Secretary shall act in his place and perform his duties. The Assistant Secretary shall also perform such other duties as may from time to time be assigned by the Board of Directors of the company.

                                    EXHIBIT V

                               EXECUTIVE COMMITTEE

      1. There shall be an Executive Committee to be composed of four (4) members who shall be chosen every year by the Board of Directors during their organization meeting. The President shall automatically be one of the four members of the Executive Committee.

      2. The members of the Executive Committee, who must be members of the Board of Directors, shall serve for a term of one (1) year and until their successors are chosen and qualified. Any vacancy in the Executive Committee shall be filled by the Board of Directors at any regular or special meeting.

      3. Every decision of the Executive Committee must be with the consent and approval of three (3) members thereof.

      4. The Executive Committee shall perform such functions as may from time to time be delegated by the Board of Directors. In the interim between Board meetings, the Executive Committee shall exercise the powers and perform the duties of the Board except such specific powers as are reserved by the Corporation Law to the Board such as the power to declare and pay dividends, to fill vacancies in the Board, to sell unissued and treasury shares of the corporation, and such other powers as the Board may expressly reserve at anytime.

      5. The Board of Directors shall have the power to revoke, amend or modify any power or authority delegated or granted by it to the Executive Committee.

      6. The Executive Committee shall be responsible for preparation of long and short-term comprehensive business plans, including sales forecasts, budgets for salary, capital expenditures and submit the same for approval of the Board, and, upon such approval, shall have the power and responsibility to implement and carry into effect such plans.

      7. Unless otherwise restricted by the Board of Directors, the Executive Committee may delegate any of its powers and duties to the President or other officers of the corporation.

      8. The Executive Committee shall meet not less than once a week at a mutually agreed time and place. Minutes of all meetings of the Executive Committee shall be kept and carefully preserved as a record of the business transacted at such meeting. The minutes shall be signed by the members and shall be kept and carefully preserved as a record of the business transacted at such meeting. The minutes shall be signed by the members of the Executive Committee and shall contain such entries as may be required by the Board of Directors.

                                   EXHIBIT VI

                              DIVIDENDS AND FINANCE

      1. The Fiscal year of the corporation shall terminate on December 31 of each year and shall commence on January 1 of the immediately following year.

                        (As amended on October 14, 1987).

      2. Dividends shall be declared and payable at such times and in such amounts as the Board of Directors shall determine, and shall be payable in cash, property or in shares of stock of the company as said Board of Directors shall determine, provided, however, that stock or bond dividend shall be declared in accordance with the requirements of the Corporation Law of the Philippines.

      3. Inspection of Accounts by any member of the Board of Directors in person may be made at any and all times during business hours of the company, and such inspection may embrace all books, records and vouchers of the company.

      The books, accounts and records of the company shall be open for inspection by the stockholders at all reasonable times during business hours of the company.

                                   EXHIBIT VII

                                 CORPORATE SEAL

      The corporate seal of the corporation shall be circular in form and shall bear the words: "AMKOR/ANAM PILIPINAS, INC." and in the center of which shall be inscribed the words "Incorporated in 1976".

                        (As amended on April 27, 1989).

                                  EXHIBIT VIII

                                   AMENDMENTS

      These By-Laws or any of them may be amended or repealed or new by-laws adopted by the stockholders representing a majority of the subscribed capital stock, at any regular or special meeting duly called for the purpose. The owners of two-thirds (2/3) of the subscribed capital stock may delegate to the Board of Directors the power to amend or repeal these By-Laws or adopt new by-laws; provided however, that any power delegated to the Board of Directors to amend or repeal these By-Laws or to adopt any new by-laws shall be considered as revoked whenever a majority of the stockholders shall so vote at a regular or special meeting called for the purpose.

      The foregoing by-laws were adopted by the vote of the stockholders holding or representing at least a majority of the subscribed and outstanding capital stock at the first meeting of the stockholders of said corporation held in the Municipality of Makati, Province of Rizal, Philippines, on the 1st day of September, 1976.

                           AMKOR/ANAM PILIPINAS, INC.

                           CERTIFICATE OF AMENDMENT OF
                      ARTICLES OF INCORPORATION AND BY-LAWS

      WE, the undersigned, being the Corporate Secretary, and a majority of the Board of Directors of AMKOR/ANAM PILIPINAS, INC., hereby certify:

      That at a special meeting of the Board of Directors of said AMKOR/ANAM PILIPINAS, INC., duly called and held on March 1, 1995, at which meeting a quorum was present and acted throughout, the following resolution was unanimously passed recommending the amendment of Article THIRD of the Articles of Incorporation and Section 1, Article II of the By-Laws of the Company, as follows:

      RESOLVED, that the principal place of business of the Company be changed from Makati, Metro Manila to Muntinlupa, Metro Manila and to correspondingly amend Article Third of the Articles of Incorporation and
      Section 1, Article II of the By-Laws of the Company, to read as follows:

            "THIRD. The principal offices of the corporation shall be located in Muntinlupa, Metro Manila, Philippines, and branch offices at such other places as the Board of Directors may, from time to time determine or fix." (Articles of Incorporation).

            1. Annual Meeting of the stockholders of this corporation shall be held at the principal offices of the corporation in Muntinlupa, Metro Manila, Philippines, on the first Wednesday of March each year for the election of directors and such other business as may properly come before said meeting. (Article II, By-Laws).

      That subsequently thereafter at the annual meeting of the stockholders duly called and held on the 1st day of March, 1995 at the principal office of the Company, at which said meeting more than two-thirds of the outstanding capital stock of the Company was present in person or by proxy, the aforesaid action taken by the Board of Directors on March 1, 1995 was, by proper resolution unanimously adopted, approved, ratified and confirmed and Article THIRD of the Articles of Incorporation and Section 1, Article II of the By-Laws of the Company were amended as follows:

      RESOLVED, that the recommendation to amend Article Third of the Articles of Incorporation and Section 1, Article II of the By-Laws of the Company, changing the place of business of the Company from Makati, Metro Manila to Muntinlupa, Metro Manila, be, and the same hereby is approved, ratified and confirmed.

      That at a special meeting of the Board of Directors of AMKOR/ANAM FILIPINAS, INC., duly called and held on August 4, 1995, at which meeting a quorum was present and acted throughout, resolutions were unanimously passed recommending the increase in the authorized capital stock of the Company from P93,500,000.00 divided into 88,000,000 common shares, of the par value of One Peso (P1.00) per share and 5,500,000 preferred shares of the par value of One Peso (P1.00) per share to P153,500,000.00 divided into 88,000,000 common shares of the par value of One Peso (P1.00) per share and 65,500,000 preferred shares of the par value of One Peso (P1.00) per share, and amending Article Seventh of the Articles of Incorporation as follows:

      RESOLVED, that it is advisable and deemed for the best interest of the Company to recommend that the authorized capital stock of the Company be increased from P93,500,000 divided into 88,000,000 common shares of the par value of One Peso (P1.00) per share and 5,500,000 preferred shares of the par value of One Peso (P1.00) per share to P153,500,000 divided into 88,000,000 common shares of the par value of One Peso (P1.00) per share and 65,500,000 preferred shares of the par value of One Peso (P1.00) per share and that the first paragraph of Article Seventh of the Articles of Incorporation of the Company be correspondingly amended in the manner set forth in the next following resolution; and be it

      FURTHER RESOLVED, that the first paragraph of Article Seventh of the Articles of Incorporation of the Company be and the same hereby is amended to read as follows:

            "SEVENTH: The capital stock of this corporation is ONE HUNDRED FIFTY THREE MILLION FIVE HUNDRED THOUSAND PESOS (P153,500,000) Philippine Currency, and said capital stuck is divided into EIGHTY EIGHT MILLION (88,000,000) shares of the common stock with the par value of ONE PESO (P1.00) per share and SIXTY FIVE MILLION FIVE HUNDRED THOUSAND (65,500,000) shares of preferred stock with the par value of ONE PESO (P1.00) per share."

      and be it

      FINALLY RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to present the foregoing resolution increasing the capital stock of the Company to the Stockholders at a Special Meeting of the Stockholders of the Company to be held on August 4, 1995 or any adjournments thereof for their consideration and approval.

      That subsequently thereafter at the special meeting of the Stockholders duly called and held on August 4, 1995 at the Manila Polo Club, Makati City, Philippines, at which said meeting more than two-thirds of the outstanding capital stock of the Company was represented in person or by proxy, the aforesaid actions taken by the Board of Directors on August 4, 1995 were by proper resolutions unanimously adopted and approved and Article "SEVENTH" of the Articles of Incorporation of the Company was amended as follows:

      RESOLVED, that the recommendation of the Board of Directors of the Company to increase the authorized capital stock from P93,500,000 divided into 88,000,000 common shares of the par value of P1.00 per share and 5,500,000 preferred shares of the par value of P1.00 per share to P153,500,000 divided into 88,000,000 common shares of the par value of P1.00 per share and 65,500,000 preferred shares of the par value of P1.00 per share be and the same hereby is approved, ratified and confirmed; and be it

      FURTHER RESOLVED, that the first paragraph of Article Seventh of the Articles of Incorporation of the Company be and the same hereby is amended to read as follows:

            "SEVENTH: The capital stock of this corporation is ONE HUNDRED FIFTY THREE MILLION FIVE HUNDRED THOUSAND PESOS (P153,500,000.00) Philippine Currency, and said capital stock is divided into EIGHTY EIGHT MILLION (88,000,000) shares of common stock with the par value of ONE PESO (P1.00) per share and SIXTY FIVE MILLION FIVE HUNDRED THOUSAND (65,500,000)) shares of preferred stock with the par value of ONE PESO (P1.00) per share.

      and be it

      FINALLY RESOLVED, that the proper officers of the Company are herby authorized and directed to file the certificate or certificates necessary to effect the foregoing increase of capital stock of the Company with the Securities and Exchange Commission.

      That the foregoing are true copies of the amendments to Articles "THIRD" and "SEVENTH" of the Articles of Incorporation and Section 1, Article II of the By-Laws of AMKOR/ANAM PILIPINAS, INC., as amended. Makati City, August 25, 1995.

                                 /s/ Danny D. Franklin
                                 -----------------------------------------------
                                 Danny D. Franklin, Director

                                 /s/ Leonardo P. Loreto, Jr.
                                 -----------------------------------------------
                                 Leonardo P. Loreto, Jr., Director

                                 /s/ Gregorio F. Ortega
                                 -----------------------------------------------
                                 Gregorio F. Ortega, Director

                                 /s/ Renato G. Calma
                                 -----------------------------------------------
                                 Renato G. Calma, Secretary

      SUBSCRIBED AND SWORN to before me this 25th day of August, 1995 at Makati City, affiants exhibited to me their Community Tax Certificates as follows:

         NAME             COMMUNITY TAX CERTIFICATE NO.           ISSUED AT/ON
-----------------------   -----------------------------   ------------------------------
Danny D. Franklin         Passport No. 740022120          Issued by the British Embassy,
                                                          Manila on 08/18/2003

Leonardo P. Loreto, Jr.   3504121                         Muntinlupa - 02/28/95

Gregorio F. Ortega        9928547                         Manila - 04/27/94

Renato G. Calma           2831248 C                       Manila - 03/02/95

                                             /s/ TEODORO C. BAROQUE, JR.
                                             -----------------------------------
                                             TEODORO C. BAROQUE, JR.
                                             Notary Public
                                             Until December 31, 1995
                                             PTR No. 4671860
                                             Makati - 01/27/95

Doc. No. 94
Page No. 19
Book No. Iii
Series of 1995.